UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 24, 2008

FAVRILLE, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-51134	33-0892797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10445 PACIFIC CENTER COURT
SAN DIEGO, CALIFORNIA		92121
(Address of Principal Executive Offices)		(Zip Code)

(858) 526-8000

(Registrants telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2008, Peter Barton Hutt resigned from the Board of Directors of Favrille, Inc., effective immediately.  Such resignation was not the result of any disagreement between Mr. Hutt and the Company on any matter relating to the Company’s operations, policies or practices.

On June 26, 2008, the Company’s Board of Directors approved a Retention Plan (“Plan”) designed to provide incentives to certain employees, including Tamara A. Seymour, the Company’s Chief Financial Officer, to contribute towards conserving and maximizing the value of the Company’s assets. Under the Plan, each participant is entitled to a retention bonus in the form of an enhancement to base salary by 50% from June 7, 2008 through an agreed upon date. The Plan is in place for Ms. Seymour through September 5, 2008 at which time the Plan will be reassessed.

John P. Longenecker, the Company’s President and Chief Executive Officer, has agreed that the Company may defer payment of any salary compensation (“Deferral Agreement”) payable to him from and after June 7, 2008, until resolution of the Company’s issues with its creditors.

The above descriptions of the Plan and the Deferral Agreement are qualified in their entirety by reference to the terms of each which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAVRILLE, INC.

	By:	/s/ Tamara A. Seymour
Date: June 30, 2008		Tamara A. Seymour
Chief Financial Officer